WAL-MART STORES, INC.
Bentonville, Arkansas 72716
(501) 273-4000
Retail Internet Site: www.wal-mart.com
Corporate Internet Site: www.walmartstores.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 1, 2001

        Please join us for the 2001 Annual Meeting of Shareholders of Wal-Mart Stores, Inc. The meeting will be held on Friday, June 1, 2001, at 9:00 a.m. in Bud Walton Arena, University of Arkansas, Fayetteville, Arkansas. Pre-meeting activities start at 7:00 a.m.

        The purposes of the meeting are:

            (1) Election of directors;

            (2) To act on a shareholder proposal described on pages 14 to 16 of the Proxy Statement; and

            (3) Any other business that may properly come before the meeting.

        You must own shares at the close of business on April 6, 2001, to vote at the meeting. If you plan to attend, please bring the Admittance Slip on the back cover. Regardless of whether you will attend, please vote by signing, dating and returning the enclosed proxy card or by telephone or online, as described on page 1. Voting in these ways will not prevent you from voting in person at the meeting.

                                                                       By Order of the Board of Directors

                                                                               /s/ Robert K. Rhoads
                                                                                   Robert K. Rhoads

                                                                                    Secretary

Bentonville, Arkansas
April 16, 2001

Annual Meeting Admittance Slip on Back Cover

WAL-MART STORES, INC.
Bentonville, Arkansas 72716
(501) 273-4000
Retail Internet Site: www.wal-mart.com
Corporate Internet Site: www.walmartstores.com

PROXY STATEMENT

        This Proxy Statement is being mailed beginning April 16, 2001, in connection with the solicitation of proxies by the Board of Directors of Wal-Mart Stores, Inc., a Delaware corporation, for use at the Annual Meeting of Shareholders. The meeting will be held in Bud Walton Arena, University of Arkansas, Fayetteville, Arkansas, on Friday, June 1, 2001, at 9:00 a.m. Pre-meeting activities start at 7:00 a.m.

TABLE OF CONTENTS

VOTING INFORMATION	1
INFORMATION ABOUT THE BOARD OF DIRECTORS	2
Nominees for Director	2
Compensation of Directors	4
Board Meetings and Committees	4
Related-Party Transactions with Wal-Mart	5
Audit Committee Report	5
EXECUTIVE COMPENSATION	6
Compensation and Nominating Committee Report	6
Summary Compensation Table	9
Option Grants	10
STOCK OWNERSHIP	11
Ownership of Major Shareholders	11
Holdings of Officers and Directors	12
Ownership Reporting Compliance	13
STOCK PERFORMANCE CHART	14
SHAREHOLDER PROPOSAL	14
INDEPENDENT AUDITORS	17
APPENDIX A- CHARTER OF THE AUDIT COMMITTEE	18
DIRECTIONS TO THE MEETING AND ADMITTANCE SLIP	Back Cover

    Your proxy is solicited by the Board of Directors. The Company pays the cost of soliciting your proxy and reimburses brokers and others for forwarding proxy material to you.

VOTING INFORMATION

    Who may vote? You may vote if you owned shares at the close of business on April 6, 2001. You are entitled to one vote for each share you owned on that date on each matter presented at the meeting. As of March 31, 2001, Wal-Mart had 4,470,462,986 shares outstanding.

    What am I voting on? You are voting on:

  the election of 13 directors;
  a shareholder proposal; and
  any other matters properly introduced at the meeting.

    Who counts the votes? EquiServe Trust Company will count the votes. Two employees of EquiServe have been appointed by the Board as independent inspectors of the election.

    Is my vote confidential? Yes. Your proxy card, ballot, and voting records will not be disclosed to Wal-Mart unless required by law, requested by you, or your vote is cast in a contested election. If you write comments on your proxy card, your comments will be provided to Wal-Mart, but how you voted will remain confidential.

    What vote is required to pass an item of business? The holders of the majority of the outstanding shares of common stock must be present in person or represented by proxy to hold the meeting. The vote of the holders of a majority of stock present in person or by proxy is required to elect any director or to approve the shareholder proposal. Abstentions and broker non-votes count for quorum purposes, but will not affect voting results.

    Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your shares FOR all of the nominees for director and AGAINST the shareholder proposal.

    How do I vote? You can vote in person at the meeting or you can vote by proxy, which gives the proxy holder the right to vote your shares on your behalf. If you plan to vote in person but hold shares through a broker or other nominee, you must attach to your ballot an account statement showing that you were the beneficial owner on April 6, 2001.

    There are three ways for you to vote by proxy:

  Mail the proxy voting card in the enclosed return envelope;
  Call 1-877-PRX-VOTE (877-779-8683); or
  Log on to the Internet at:
          http://www.eproxyvote.com/wmt and follow the instructions at that site.

    To use the second two methods, you must hold the shares in your own name rather than through a broker.

    Can I revoke my proxy? Yes. You can revoke your proxy by:

  Filing written notice of revocation with Wal-Mart’s Secretary before the meeting;
  Signing a proxy bearing a later date; or
  Voting in person at the meeting.

ITEM 1: INFORMATION ABOUT THE BOARD OF DIRECTORS

    Wal-Mart’s directors are elected at each annual meeting and hold office until the next election. All nominees except for J. Paul Reason are presently directors of Wal-Mart. Following the meeting, Wal-Mart will have 13 directors. The Board has authority under Wal-Mart’s Bylaws to fill vacancies and to increase or decrease its size between annual meetings.

    Your proxy holder will vote your shares for the Board’s nominees unless you instruct otherwise. If a nominee is unable to serve as a director, your proxy holder may vote for any substitute nominee proposed by the Board unless you withhold this authority.

NOMINEES FOR DIRECTOR

    The following candidates are nominated by the Board. They have held the positions shown for at least five years unless otherwise noted. They were selected on the basis of outstanding achievement in their careers, broad experience, wisdom, integrity, understanding of the business environment, willingness to devote adequate time to Board duties, and ability to make independent, analytical inquiries. The Board is committed to diversified membership. The Board does not discriminate on the basis of race, color, national origin, gender, religion or disability in selecting nominees.

John T. Chambers, 51
President and CEO of Cisco Systems, Inc. He was previously with Wang Laboratories for eight years, most recently as Senior Vice President of U.S. Operations. Member since 2000.

Stephen Friedman, 63
Retired in 1994 as Chairman of Goldman Sachs & Co. From 1994 to 1998, he held the title of Senior Chairman of Goldman Sachs & Co. Since 1998, he has been a Senior Principal of Marsh & McLennan Capital Corp. He is also Chairman of the Board of Columbia University and a director of Fannie Mae. Member since 1996.

Stanley C. Gault, 75
Retired Chairman of the Goodyear Tire & Rubber Company from June 1991 to June 1996 and Chief Executive Officer of the Goodyear Tire & Rubber Company from June 1991 to January 1996. Mr. Gault previously served as Chairman and Chief Executive Officer of Rubbermaid Incorporated. He is also a director of Avon Products, Inc., The Timken Company and Vencor, Inc. Member since 1996.

David D. Glass, 65
Chairman of the Executive Committee of the Board of Directors of Wal-Mart Stores, Inc. Mr. Glass served as Wal-Mart’s President and Chief Executive Officer from January 1988 to January 2000. Member since 1977.

Roland A. Hernandez, 43
Retired Chief Executive Officer and Chairman of Telemundo Group, Inc., a Spanish-language television station company from August 1998 to December 2000. From March 1995 to August 1998, he served as President and Chief Executive Officer of Telemundo Group, Inc. He was previously the President of Interspan Communications, Inc. Member since 1998.

J. Paul Reason, 60
President and Chief Operating Officer of Metro Machine Corporation, an employee owned ship repair company. From December 1999 to June 2000, he served as Vice President-Ship Systems for Syntek Technologies, Inc. A retired four-star Admiral; Commander-in-Chief of the U.S. Atlantic Fleet from December 1996 to September 1999. He served as Deputy Chief of Naval Operations from August 1994 to November 1996. He is also a director of AMGEN, Inc.

Elizabeth A. Sanders, 55
Management consultant with The Sanders Partnership. She was previously a Vice-President and General Manager for Nordstrom, Inc. She is also a director of Advantica Restaurant Group, Inc., Washington Mutual, Inc., Wellpoint, Inc., and Wolverine Worldwide, Inc. Member since 1992.

H. Lee Scott, Jr., 52
President and CEO of Wal-Mart Stores, Inc. since January 2000. Prior to this, Mr. Scott held various executive positions with Wal-Mart Stores, Inc. Mr. Scott is also a director of Cooper Industries, Inc. Member since 1999.

Jack C. Shewmaker, 63
International consultant, rancher and retired Wal-Mart executive. Member since 1977.

Donald G. Soderquist, 67
Retired Senior Vice Chairman of Wal-Mart from January 1999 to August 2000. He was Vice Chairman and Chief Operating Officer of Wal-Mart from January 1988 to January 1999. He is also a director of The Servicemaster Company. Member since 1980.

Jose H. Villarreal, 47
Partner in the San Antonio office of the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. Member since 1998.

John T. Walton,* 54
Chairman of True North Partners, L.L.C., which holds investments in technology companies. Member since 1992.

S. Robson Walton,* 56
Chairman of the Board of Wal-Mart. Member since 1978.

* S. Robson Walton and John T. Walton are brothers.

COMPENSATION OF DIRECTORS

    During the calendar year ended December 31, 2000, outside directors were paid $50,000. At least one-half of the retainer is paid in Wal-Mart stock or stock units. Chairpersons of board committees received an additional retainer of $3,000. Outside directors are paid $1,500 per day, not to exceed 30 days per year, for Board-related work outside of the scope of their regular director duties. Directors are not paid for meeting attendance but are reimbursed for expenses incurred in attending the meetings.

    In June 2000, outside directors also received a stock option grant of 3,393 shares each to more closely link their compensation to the interests of shareholders. The grant vests one year from the date of grant and has a term of ten years.

    During the fiscal year ended January 31, 2001, Jack Shewmaker received certain benefits available to Company executives, and a portion of his health insurance costs were paid by the Company.

BOARD MEETINGS AND COMMITTEES

    The Board held four regular meetings and two telephonic meetings during the year to review significant developments affecting the Company, engage in strategic planning and act on matters requiring Board approval.

    For the fiscal year ended January 31, 2001, each incumbent director attended at least 75% of the Board meetings and 75% of the meetings of committees on which he or she served.

Board Committees

Committee	Members	Functions and Additional Information	Number of Meetings
Audit	Steve Friedman Roland Hernandez* Dr. Fred Humphries Dr. Paula Stern	Reviews financial reporting, policies, procedures and internal controls of Wal-Mart Recommends appointment of outside auditors Reviews related party transactions The Board of Directors has considered the independence of each member of the Audit Committee and has determined that each member is free from any relationship that would interfere with his or her exercise of independent judgment. The Board of Directors has adopted a written charter for the Audit Committee, which is attached to this Proxy Statement as Appendix A.	6
Compensation and Nominating	Stanley Gault* Betsy Sanders Jose Villarreal	Administers Stock Incentive Plan for executive officers Sets interest rate applicable to Deferred Compensation Plan Sets and verifies attainment of goals under Management Incentive Plan Reviews salary and benefits issues	6

Board Committees (CONT’D)

Committee	Members	Functions and Additional Information	Number of Meetings
Executive	David Glass* Lee Scott Rob Walton	Implements policy decisions of the Board Acts on the Board’s behalf between Board meetings	0**
Stock Option	David Glass Lee Scott Rob Walton*	Administers Stock Incentive Plan, except with respect to executive officers	2
Strategic Planning and Finance	Stan Kroenke Jack Shewmaker* John Walton	Reviews important financial decisions Engages in long-range strategic planning	4

* Committee Chairperson

** The Executive Committee did not hold formal meetings, but acted by unanimous written consent on 21 occasions during the fiscal year.

RELATED-PARTY TRANSACTIONS
WITH WAL-MART

    During the fiscal year ended January 31, 2001, director Stan Kroenke held interests in shopping center developments which leased space to Wal-Mart for 55 store and Sam’s Club locations. Total rents and maintenance fees paid by Wal-Mart under these leases for the fiscal year were $37,778,467. Mr. Kroenke’s interest in the amounts paid was $23,455,671. We believe that rents and fees paid for this leased space are competitive with amounts that would be paid to a third party to lease similar space.

    Frank Robson held various ownership interests in nine store locations leased by Wal-Mart. Mr. Robson is the brother of Helen R. Walton, a beneficial owner of more than 5% of Wal-Mart stock. The Company paid rents and maintenance fees of $2,238,331 under the leases for the fiscal year ended January 31, 2001. We believe that the rents and maintenance fees paid under the leases are competitive with amounts that would be paid to a third party to lease similar space.

    During the past fiscal year Manhattan Products, Inc., which is owned by members of director Steve Friedman’s family, had sales to Wal-Mart of $6,271,810. We believe that these transactions were competitive with amounts that would be paid to third parties in similar transactions.

AUDIT COMMITTEE REPORT

    Wal-Mart’s Audit Committee consists of four directors. The Board has adopted a charter that governs the Audit Committee. The Charter is attached to this Proxy Statement as Appendix A. The members of the Committee are Steve Friedman, Roland Hernandez, who is the Committee’s chair, Dr. Fred Humphries and Dr. Paula Stern.

    Wal-Mart’s management is responsible for Wal-Mart’s internal controls and financial reporting. Ernst & Young LLP, Wal-Mart’s independent auditors, are responsible for auditing Wal-Mart’s annual consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report on those financial statements. The Audit Committee monitors and oversees these processes, and recommends to the Board for its approval a firm of certified independent accountants to be Wal-Mart’s independent auditors.

To fulfill our responsibilities, we did the following:

  We reviewed and discussed with Wal-Mart’s management and the independent auditors Wal-Mart’s consolidated financial statements for the fiscal year ended January 31, 2001.
  We reviewed management’s representations to us that those consolidated financial statements were prepared in accordance with generally accepted accounting principles.
  We discussed with the independent auditors the matters that Statement on Auditing Standards 61 requires them to discuss with us, including matters related to the conduct of the audit of Wal-Mart’s consolidated financial statements.
  We received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 relating to their independence from Wal-Mart, and we have discussed with Ernst & Young LLP their independence from Wal-Mart.
  We considered whether Ernst & Young LLP’s provision of financial information systems design and implementation services and other non-audit services to Wal-Mart is compatible with maintaining their independence from Wal-Mart.
  Based on the discussions we had with management and the independent auditors, the independent auditors’ disclosures and letter to us, the representations of management to us _and the report of the independent auditors, we recommended to the Board that Wal-Mart’s audited annual consolidated financial statements for fiscal year 2001 be included in Wal-Mart’s Annual Report on Form 10-K for the fiscal year ended January 31, 2001 for filing with the Securities and Exchange Commission.
  We recommended that the Board select Ernst & Young LLP as Wal-Mart’s independent auditors to audit and report on any consolidated financial statements of Wal-Mart filed with the Securities and Exchange Commission prior to Wal-Mart’s annual shareholders meeting to be held in calendar year 2002.

The Audit Committee submits this report:

        Steve Friedman
        Roland Hernandez, Chairperson
        Dr. Fred Humphries
        Dr. Paula Stern

EXECUTIVE COMPENSATION

COMPENSATION AND NOMINATING
COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

    Compensation Philosophy: Wal-Mart’s executive compensation program is designed to: (1) provide fair compensation to executives based on their performance and contributions to Wal-Mart; (2) provide incentives to attract and retain key executives; and (3) instill a long-term commitment to Wal-Mart and develop pride and a sense of Company ownership, all in a manner consistent with shareholders’ interests.

    The Compensation and Nominating Committee set the salaries of Lee Scott, President and Chief Executive Officer, David Glass, Chairman of the Executive Committee of the Board of Directors and Rob Walton, Chairman of the Board of Directors. As a part of its oversight of the Company’s compensation programs, the Committee also reviewed the salaries paid to certain other Wal-Mart executives.

    The executive officers’ compensation package has three main parts: (1) base salary, which is reviewed annually; (2) equity compensation consisting of stock options and, for certain executives, restricted stock; and (3) incentive payments under the Company’s Management Incentive Plan, which may be earned annually depending on the Company’s achievement of pre-established goals relating to increases in pre-tax profits. Wal-Mart has a Deferred Compensation Plan under which executives may defer compensation, with interest accruing on amounts deferred. Incentive payments on the amounts deferred are accrued annually starting 10 years after the initial deferral. Company executives also participate in the Company’s 401(k) Plan and its Profit Sharing Plan, which is a defined contribution retirement plan with its assets primarily invested in Wal-Mart stock.

    Base Salary: Base salaries of Company executives are based on Wal-Mart’s performance for the prior fiscal year and upon a subjective evaluation of each executive’s contribution to that performance. In evaluating overall Company performance, the primary focus is on Wal-Mart’s financial performance for the year as measured by net income, total sales, comparable store sales and return on shareholders’ equity. Other criteria, including equal employment performance and whether Wal-Mart conducts its operations in accordance with the business and social standards expected by its associates, shareholders and the communities in which it operates, are also considered.

    Equity Participation: Stock options are generally granted annually under Wal-Mart’s Stock Incentive Plan in order to link executives’ compensation to the long-term financial success of Wal-Mart, as measured by stock performance. Options are generally priced at 100% of the closing price of Wal-Mart stock on the day of grant. They typically vest in equal annual increments, beginning one year from the date of grant. Options granted prior to November 17, 1995, vest in nine annual installments. Those granted between November 17, 1995, and January 27, 2000, are exercisable in seven annual installments. Options granted on or after January 28, 2000, are exercisable in five annual installments.

    The total number of options awarded to each executive is generally based on an option grant dollar amount divided by the option’s exercise price. The option grant dollar amount is the product of the executive’s base salary multiplied by the appropriate stock option grant percentage. For example, if an executive makes $100,000 per year and the percentage applied is 150%, the option grant dollar amount for the executive is $150,000. This amount is divided by the stock price on the date of grant. In this example, $150,000 divided by a stock price of $50 will result in a grant of options to purchase 3,000 shares at $50 per share.

    The Committee establishes the percentages for, and makes awards of options to, executive officers required to file reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended ("Section 16 persons"). These percentages are based on a subjective evaluation of the performance of each executive without regard to the number of options held by or previously granted to the executive.

    In addition to stock options, certain executives are from time to time granted restricted stock under Wal-Mart’s Stock Incentive Plan. Any award of restricted stock to Section 16 persons will be made by the Committee, which sets the vesting criteria. Awards may be made to provide incentives to enhance the job performance of certain executives or to induce them to remain with or to become associated with the Company.

    Incentive Payments: Incentive payments are made under Wal-Mart’s Management Incentive Plan upon achievement of pre-established performance criteria. For the 2001 fiscal year, the

Committee set three levels of overall performance objectives for the Company: threshold, business plan and maximum.

    Corresponding incentive levels for the 2001 fiscal year were assigned to participants in the plan by the Committee as percentages of base salary. These incentive levels are tied directly to the achievement of specific levels of performance objectives. Incentive percentages ranging from a low of 15% of base salary at the threshold performance level to a high of 250% at the maximum level were payable under the plan to an executive group including, among others, the Chief Executive Officer, the Chairman of the Executive Committee of the Board and Chief Financial Officer. For these officers, performance goals are based on overall corporate performance. For divisional executives, performance goals are based on a combination of corporate and divisional performance.

    For the fiscal year ended January 31, 2001, corporate pre-tax profits exceeded last year’s results by 11.4%, which represents 96.5% of the maximum profit improvement target set by the Committee. As a result, incentive payments were made under the Management Incentive Plan in March of 2001 for performance in the fiscal year ended January 31, 2001.

    Compensation of the Chief Executive Officer: Lee Scott was appointed President and Chief Executive Officer of the Company, effective January 13, 2000. Mr. Scott’s base salary as Chief Executive Officer was set at $1,100,000, effective February 1, 2001. On March 8, 2001, he was granted options to purchase 459,284 shares of Wal-Mart stock relating to performance under the Stock Incentive Plan of 1998 during the January 31, 2001 fiscal year. During the January 31, 2001 fiscal year, Mr. Scott received an award of 132,242 shares of restricted stock. On March 8, 2001, Mr. Scott also received an award of 98,620 shares of restricted stock. The Committee determined the amount of Mr. Scott’s base salary as well as the number of restricted stock and stock options after considering the following: competitive levels of compensation for CEOs managing operations of similar size, complexity and performance level; Mr. Scott’s general knowledge of the retail business and his contribution to the Company’s past business success; and the Committee’s belief that Mr. Scott has the vision and managerial capabilities to ensure the Company’s continued growth into the foreseeable future.

    Mr. Scott also received an incentive payment of $1,750,000 under Wal-Mart’s Management Incentive Plan. The bonus was based on Wal-Mart’s achievement of the pre-tax profit performance goals established by the Committee and was paid in the current fiscal year but relate to performance in the fiscal year ended January 31, 2001.

    Deductibility of Compensation: Internal Revenue Code Section 162(m) provides that compensation in excess of $1 million paid to an executive officer is not deductible unless it is performance based. Base salary does not qualify as performance-based compensation under Section 162(m).

    Mr. Scott deferred a portion of his compensation during the fiscal year ended January 31, 2001, so that during the year he actually received less than $1 million in compensation. Because his base salary for the fiscal year ending on January 31, 2002, will exceed $1 million, Mr. Scott has volunteered to defer receipt of that portion of his base salary in excess of $1 million until after his retirement. This allows Wal-Mart to deduct the deferred portion of his base salary when it is paid after his retirement.

    This report is submitted by the Compensation and Nominating Committee:

    Stanley Gault, Chairperson
    Betsy Sanders
    Jose Villarreal

Summary Compensation

    This table shows the compensation during each of the Company’s last three fiscal years paid to Wal-Mart’s Chief Executive Officer and the four other most highly compensated executive officers based on compensation earned during the fiscal year ended January 31, 2001.

		Annual compensation			Long-term compensation
Name and position	Fiscal year ended Jan. 31,	Salary ($)(1)	Incentive Payment (2)	Other annual compensation ($)(3)	Restricted stock awards ($)	Number of shares underlying options	All other compensation ($)(4)
H. Lee Scott, Jr. President and CEO	2001 2000 1999	992,308 800,000 668,204	1,750,000 1,215,385 1,126,154	0 0 0	6,083,159 0 2,000,000	459,284 219,931 100,266	96,168 90,685 53,167
David D. Glass Chairman of the Executive Committee of the Board of Directors	2001 2000 1999	1,122,308 1,406,154 1,130,746	1,778,000 2,540,000 2,440,000	96,802 91,419 85,071	797,203 0 3,000,000	39,448 93,104 180,472	394,263 475,300 419,478
Thomas M. Coughlin Executive Vice President and President and CEO of the Wal-Mart Stores Division	2001 2000 1999	796,923 720,000 655,841	1,120,000 1,008,000 1,008,000	31,811 26,755 24,469	2,441,584 0 2,000,000	283,461 109,966 86,228	118,984 110,738 92,081
John B. Menzer Executive Vice President and President and CEO of International Division	2001 2000 1999	640,385 567,308 500,046	637,000 805,385 625,000	0 0 0	1,556,015 0 1,500,000	130,741 35,739 58,270	64,613 58,846 40,981
Thomas R. Grimm Executive Vice President and President and CEO of SAM’S Clubs	2001 2000 1999	590,385 527,308 115,385 (5)	608,400 357,500 168,269	0 0 0	987,361 0 1,000,000	89,490 27,721 74,482	38,003 5,164 88
  This column includes compensation earned during the fiscal year, but deferred.
  Incentive payments in this column relate to performance under the Management Incentive Plan during the January 31, 1999, 2000 and 2001 fiscal years but were paid during the January 31, 2000, 2001 and 2002 fiscal years, respectively.
  These amounts are incentive interest payments on amounts deferred under the Officer Deferred Compensation Plan. These amounts do not include the value of perquisites and other personal benefits because they do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for any named officer.

  "All other compensation" for the fiscal year ended January 31, 2001, includes Company contributions to Wal-Mart’s Profit Sharing, Supplemental Executive Retirement and 401(k) plans, above-market interest credited on deferred compensation, and term life insurance premiums paid by Wal-Mart for the benefit of each officer. These amounts are shown in the following table:
  Represents compensation earned from October 26, 1998 to the end of the fiscal year.
Name	Profit Sharing contributions	SERP contributions	401(k) contributions	Above- market interest	Life Insurance premiums
H. Lee Scott, Jr.	$3,400	$81,519	$3,400	$7,761	$88
David D. Glass	$3,400	$139,692	$3,400	$247,754	$17
Thomas M. Coughlin	$3,400	$65,435	$3,400	$46,661	$88
John B. Menzer	$3,400	$51,125	$3,400	$6,600	$88
Thomas R. Grimm	$3,400	$31,115	$3,400	$0	$88

Option Grants in Last Fiscal Year

    This table shows all options to acquire shares of Wal-Mart stock granted to the named executive officers during the fiscal year ended January 31, 2001.

Individual Grants

Name	Number of Shares underlying options granted (1)	Percent of total options granted to associates in fiscal year	Exercise price/share (2)	Expiration date	Grant date present value (3)
H. Lee Scott, Jr.	459,284	5.5%	$50.70	3/7/11	$8,244,148
David D. Glass	39,448	0.5%	$50.70	3/7/11	$708,092
Thomas M. Coughlin	283,461	3.4%	$50.70	3/7/11	$5,088,125
John B. Menzer	130,741	1.6%	$50.70	3/7/11	$2,346,801
Thomas R. Grimm	89,490	1.1%	$50.70	3/7/11	$1,606,346

  These options were granted on March 8, 2001, after the end of the fiscal year but in respect of the prior fiscal year. Options were granted to other associates on March 2, 2001, after the end of the fiscal year but in respect of the prior fiscal year.
  The exercise price generally equals the closing price of Wal-Mart stock on the date of grant. The options are exercisable in five equal annual installments beginning one year after grant. They expire ten years after grant.
  The fair value of these options at the date of grant was estimated using a Black-Scholes option pricing model. The following weighted-average assumptions were used to estimate the value of options granted on March 8, 2001: a 5.00 year expected life of the options; a dividend yield of .63%; expected volatility for Wal-Mart stock of .334%; and a risk-free rate of return of 4.80%.

    Option Exercises and Fiscal Year End Option Values: This table shows all stock options exercised by the named executives during the fiscal year ended January 31, 2001, and the number and value of options they held at fiscal year end.

Name	Shares acquired on exercise	Value realized ($)(1)	Number of Shares underlying Unexercised Options at fiscal year end Exercisable Unexercisable		Value of Unexercised In-the-Money Options at fiscal year end ($)(2) Exercisable Unexercisable
H. Lee Scott, Jr.	0	0	242,812	378,243	7,964,546	7,430,289
David D. Glass	198,304	7,583,124	645,726	533,396	26,233,875	17,157,689
Thomas M. Coughlin	3,584	170,464	134,305	266,079	4,375,698	6,537,065
John B. Menzer	45,538	1,778,211	58,379	158,850	1,806,422	4,811,026
Thomas R. Grimm	0	0	26,824	75,379	435,423	1,107,211
  The value realized equals the difference between the option exercise price and the closing price of Wal-Mart stock on the date of exercise, multiplied by the number of shares to which the exercise relates.
  The value of unexercised in-the-money options equals the difference between the option exercise price and the closing price of Wal-Mart stock at fiscal year end, multiplied by the number of shares underlying the options. The closing price of Wal-Mart stock on Wednesday, January 31, 2001, as reported in The Wall Street Journal, was $56.80.

STOCK OWNERSHIP

    The following tables set forth ownership of Wal-Mart stock by major shareholders, directors and executive officers of the Company.

Ownership of Major Shareholders (1)

    There were 4,470,462,986 shares of Wal-Mart stock issued and outstanding on March 31, 2001. The following table lists the beneficial owners of 5% or more of Wal-Mart Stock as of March 31, 2001.

Name and Address of Beneficial Owner (1)	Direct or Indirect with Sole Voting and Investment Power	Indirect with Shared Voting and Investment Power	Total	Percent of Class
Alice L. Walton	6,976,420	1,695,749,864	1,702,726,284	38.09%
Helen R. Walton	3,320,548	1,695,746,480	1,699,067,028	38.01%
Jim C. Walton	11,160,084	1,697,557,112	1,708,717,196	38.22%
John T. Walton	11,948,093 (2)	1,695,974,664	1,707,922,757	38.20% (4)
S. Robson Walton	2,809,390 (3)	1,697,557,112	1,700,366,502	38.03% (4)

  The shares listed as beneficially owned by each person include 1,695,746,480 shares held by Walton Enterprises, L.P. Helen R. Walton, S. Robson Walton, John T. Walton, Jim C. Walton and Alice L. Walton share voting and dispositive power either individually as general partners or as trustees of trusts that are general partners of Walton Enterprises, L.P. The general partners have the power to sell and vote the shares. The business address of each partner is P.O. Box 1508, Bentonville, Arkansas 72712.

  The number includes 2,174 shares that John T. Walton had a right to acquire within 60 days after March 31, 2001. It also includes 6,591 phantom stock shares received as director compensation.
  The number includes 173,222 shares that S. Robson Walton had a right to acquire within 60 days after March 31, 2001, through the exercise of stock options. It also includes 56,353 shares held in the Company’s Profit Sharing Plan on behalf of Mr. Walton. He has sole voting power, but no investment power, with respect to these shares.
  The percent of class held was calculated based on the number of shares outstanding plus those shares John T. Walton and S. Robson Walton had a right to acquire within 60 days of March 31, 2001, in the amount of 2,174 and 173,222, respectively.

Holdings of Officers and Directors

    This table shows the amount of Wal-Mart stock held by each director, Wal-Mart’s Chief Executive Officer, and the four other most highly compensated officers on March 31, 2001. It also shows the stock held by all of Wal-Mart’s directors and executive officers as a group on that date.

Name of Beneficial Owner	Direct or Indirect with Sole Voting and Investment Power (1)	Indirect with Shared Voting and Investment Power	Total	Percent of Class
John T. Chambers	20,811	0	20,811	*
Thomas M. Coughlin	430,039	166,515	596,554	*
Stephen Friedman (2)	8,765	40,000	48,765	*
Stanley C. Gault	30,632	0	30,632	*
David D. Glass	2,936,397	0	2,936,397	*
Thomas R. Grimm	96,617	5,000	101,617	*
Roland A. Hernandez	11,351	0	11,351	*
Dr. Frederick S. Humphries	9,726	0	9,726	*
E. Stanley Kroenke	1,081,827	61,781,928	62,863,755	1.41% (4)
John B. Menzer	230,538	0	230,538	*
J. Paul Reason	0	0	0	*
Elizabeth A. Sanders	10,593	0	10,593	*
H. Lee Scott, Jr.	721,646	3,148	724,794	*
Jack Shewmaker	3,437,951	0	3,437,951	*
Donald G. Soderquist	3,951,472	168,712	4,120,184	*
Dr. Paula Stern	13,065	0	13,065	*
Jose H. Villarreal	5,268	0	5,268	*
John T. Walton (3)	11,948,093	1,695,974,664	1,707,922,757	38.20% (4)
S. Robson Walton (3)	2,809,390	1,697,557,112	1,700,366,502	38.03% (4)
Directors and Executive Officers as a Group (22 persons)	28,404,411	1,759,990,599	1,788,395,010	40.00%

* Less than one percent

  These amounts include shares that the following persons had a right to acquire within 60 days after March 31, 2001, through the exercise of stock options and vested shares they hold in the Profit Sharing Plan. These share numbers are shown in the following table:
Name	Stock options exercisable within 60 days	Shares held in the Profit Sharing Plan
Thomas M. Coughlin	134,305	38,362
David D. Glass	645,726	189,374
Thomas R. Grimm	26,824	0
John B. Menzer	58,379	545
H. Lee Scott, Jr.	242,812	24,851
S. Robson Walton	173,222	56,353
Directors and Officers as a Group	1,447,560	326,079

  The Holdings of Officers and Directors also include phantom stock received by Wal-Mart’s outside directors as part of their compensation, as follows: Steve Friedman (6,591 shares), Stanley Gault (7,522 shares), Roland Hernandez (3,177 shares), Dr. Fred Humphries (6,902 shares), Stan Kroenke (9,659 shares), Elizabeth Sanders (466 shares), Dr. Paula Stern (9,891 shares), Jose Villarreal (3,094 shares) and John Walton (6,591 shares).

  Amounts shown for Stephen Friedman include 40,000 shares held by the Stephen and Barbara Friedman Foundation.
  Amounts shown for S. Robson Walton and John T. Walton in this column include 1,695,746,480 shares held by Walton Enterprises, L.P.
  The percent of class held was calculated based on the number of shares outstanding plus those shares E. Stanley Kroenke, John T. Walton and S. Robson Walton had a right to acquire within 60 days of March 31, 2001, in the amount of 2,174, 2,174 and 173,222, respectively.

SECTION 16(a) BENEFICIAL
OWNERSHIP
REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires Wal-Mart’s executive officers, directors and persons who own more than 10% of the Company’s stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). These reports are also filed with the New York Stock Exchange. A copy of each report is furnished to Wal-Mart.

    SEC regulations require Wal-Mart to identify anyone who filed a required report late during the most recent fiscal year. Based solely on review of reports furnished to the Company and written representations that no other reports were required during the fiscal year ended January 31, 2001, all Section 16(a) filing requirements were met.

STOCK PERFORMANCE CHART

    This graph shows Wal-Mart’s cumulative total shareholder return during the last five fiscal years ended January 31, 2001. The graph also shows the cumulative total returns of the S&P 500 Index and the published retail industry index. The comparison assumes $100 was invested on January 31, 1996, in Wal-Mart stock and in each of the indices shown and assumes that all of the dividends were reinvested.

ITEM 2: SHAREHOLDER
PROPOSAL REGARDING STANDARDS
FOR VENDORS

    The following shareholder proposal was received from General Board of Pension and Health Benefits of The United Methodist Church, 1201 Davis Street, Evanston, IL 60201-4118, and from certain other shareholders. Their names, addresses, and number of shares they hold are available upon request.

    Whereas: The public is increasingly concerned about the conditions under which the goods they purchase and the clothing they wear are produced.

    As U.S. companies import more goods, consumer concern is growing about working conditions in facilities around the world that fall far below basic standards of fair and humane treatment. Reports indicate that retail items sold in the United States are being manufactured under unhealthy working conditions or using child labor.

    Our company purchases products from China where human rights abuses persist, unfair labor practices occur and low wages are paid. Recently, Wal-Mart received negative publicity because the company contracted with Chun Si Enterprise Handbag Factory in Zhongshan, China, a sweatshop producing handbags for Wal-Mart. After a three-month investigation, Business Week reported that workers were forced to work long hours at poverty wages and were subject to beatings and exorbitant fines for small infractions, such as taking too long in the bathroom. Auditors hired by Wal-Mart to monitor its Standards for Vendors found some problems at Chun Si, but the "audits missed most of the more serious abuses, …including beatings and confiscated identity papers." (Business Week, October 2, 2000)

    Socially responsible companies need to assure shareholders and consumers that workers are treated with respect and paid fairly in factories where the products they buy are produced or assembled. Currently, Wal-Mart’s monitoring program is heavily dependent on auditors who do not have the trust of workers and miss serious labor rights violations.

    We believe Wal-Mart should demonstrate enforcement of its Standards for Vendors by developing independent monitoring programs with local non-governmental and independent labor rights groups. Adding little to production costs, a policy should be established for providing a sustainable living wage for employees and encouraging support for fundamental workplace rights as defined by the International Labor Organization.

    A number of companies have implemented independent monitoring programs in conjunction with local non-governmental organizations and labor rights groups. Independent monitoring provides greater assurance that the company’s Standards for Vendors are applied, protecting the company from negative publicity associated with the discovery of sweatshop practices.

    RESOLVED: The shareholders request the Board of Directors to prepare a report at reasonable expense describing Wal-Mart’s actions to ensure it does not purchase from suppliers who manufacture items using forced labor, convict labor, or child labor, or who fail to comply with fundamental workplace rights protecting their employees’ wages, benefits, working conditions, freedom of association, collective bargaining and other rights. The report will be made available by November, 2001.

Supporting Statement

    We believe the report should include a description of:

  Current monitoring practices enforcing the company’s Standards for Vendors for its manufacturers, vendors, sub-contractors and licensees.
  Plans for independent monitoring programs involving local respected religious, labor rights and human rights groups.
  Policies to implement wage adjustments to ensure adequate purchasing power and a sustainable living wage.
  Incentives to encourage suppliers to comply with standards, rather than terminate contracts.
  Plans to report to the public on supplier compliance reviews.

WAL-MART’S STATEMENT IN
OPPOSITION TO THE PROPOSAL FOR
VENDOR STANDARDS

    Since 1992, Wal-Mart has required suppliers to affirm that the conditions under which their goods were produced comply with Wal-Mart’s Standards for Suppliers and that they:

  Comply with all applicable laws;
  Fairly compensate employees at the higher of legally required minimum wages or the prevailing industry wages;
  Maintain reasonable work hours;
  Maintain employment on a voluntary basis;
  Base employment on an individual’s ability to do the job, not the basis of personal characteristics or beliefs;
  Maintain a safe, clean and healthy workplace environment; and
  Demonstrate a commitment to the environment.

    A third-party audit system is fully implemented to ensure the suppliers’ factories meet and adhere to the Wal-Mart Factory Certification criteria. This process includes on-site visits and accounting audits, as well as personal interviews with workers. Our guidance documents to monitors and suppliers were revised during 2000 to reflect evolving factory monitoring concerns. At the same time, our weighted assessment scoring was also revised better to represent the factory conditions encountered. Wal-Mart and our monitors continue to work together to ensure a consistently high quality of audits and that these audits are continuously improving.

    Audits for all facilities producing Wal-Mart goods are conducted once a year or more often, depending on the conditions found in the initial audit. During 2000, our agent, Pacific Resources Export Limited, conducted over 5000 audits, while other third party monitors conducted another 2000 factory audits. Wal-Mart’s Factory Certification team has been reorganized to ensure trained country specialists handle the reports, and follow up on questions suppliers have in addressing issues of noncompliance. We view supplier education as an integral component to assure remediation of factory issues and assist production partners in becoming socially compliant.

    The assessment standard for certification has 5 levels ranging from Pass (e.g., no observable violations and reinspection in 12 months) to Fail (i.e., violations were observed relating to child labor, transshipment, discrimination, human rights abuses and/or unsafe hazardous working conditions).

    Wal-Mart will not buy goods produced in a factory that has been denied certification. Certification is denied if the factory receives an assessment score of Pending Fail or Fail. Factories are required to correct any problems identified by inspectors. In the case of the Chun Si factory, the factory’s failure to correct those issues identified by the auditors led Wal-Mart to drop the factory well in advance of the negative publicity cited by the proponents.

    We cancel all orders from factories where egregious issues are observed and advise the supplier involved of the cancellation. Should a supplier again place Wal-Mart purchase orders in a factory that has been denied certification, all orders for that supplier in the country in which that factory is located are canceled. Wal-Mart terminates the relationship with the supplier on the third occurrence.

    The Company is proud of its factory inspection program and believes that much good has been accomplished through the program. For example, Wal-Mart’s Supplier Standards are posted in the local language (Supplier Standards are available in 24 languages including English) in all factories where merchandise is sourced. Finally, the Company provides a 800 toll free number so that suspected violations of its vendor standards may be easily reported.

    Wal-Mart has identified access to factory information as a need. Wal-Mart Corporate Compliance will test a web-based database on Retail Link, a system used by Wal-Mart vendors, in June 2001 with final rollout to suppliers in January 2002. This system will provide archiving and correlating functions that are critical to tracking historical performance and understanding our program’s effectiveness.

    Wal-Mart’s factory inspection program made substantial progress during 2000. As a good business partner in the communities where our merchandise is manufactured, we are committed to continuing that trend.

    For these reasons, the Board of Directors recommends that the shareholders vote AGAINST this proposal.

SUBMISSION OF SHAREHOLDER
PROPOSALS AND DIRECTOR NOMINATIONS

    If you want to present a proposal for possible inclusion in the Company’s 2002 proxy statement, send the proposal to Robert K. Rhoads, Secretary of the Company, Bentonville, Arkansas 72716, by registered, certified, or express mail. Proposals must be received on or before December 18, 2001.

    The Company carefully considers all proposals and suggestions from shareholders. If a proposal is clearly in the best interests of Wal-Mart and its shareholders, the Company will implement it without including it in the proxy statement, unless a shareholder vote is required by law.

    If you want to recommend a director candidate, please write to Robert K. Rhoads, Secretary of the Company, providing the recommended candidate’s name, biographical information and qualifications. Wal-Mart’s management will forward information about the most highly qualified candidates to the Compensation and Nominating Committee for consideration.

INDEPENDENT AUDITORS

    Ernst & Young LLP has been selected as the Company’s independent auditors. Ernst & Young and its predecessor, Arthur Young & Company, have been Wal-Mart’s independent auditors since prior to the Company’s initial offering of securities to the public in 1970. Representatives of Ernst & Young LLP will attend the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

    Fees for the annual audit for the fiscal year ended January 31, 2001 were $2,754,200. All other fees were $2,025,100, including audit-related services of $465,900 and non-audit services of $1,559,200. Audit-related services include fees for SEC registration statements, benefit plan audits, and consultation on accounting standards or transactions. Non-audit services were primarily tax services.

OTHER MATTERS

    The Board does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Shareholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By Order of the Board of Directors

/s/ Robert K. Rhoads
   Robert K. Rhoads

Secretary

Bentonville, Arkansas
April 16, 2001

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTOR OF
WAL-MART STORES, INC.

PUPPOSES AND RESPONSIBILITIES

The Audit Committee has been created to implement and to support the oversight function of the Board of Directors (the "Board") to promote quality financial reporting, accounting policies, internal controls and independent and objective outside auditors.

The Audit Committee has responsibility to:

  oversee the integrity of the audit process, financial reporting and internal accounting controls of the Company;
  oversee the work of the Company’s financial management ("Management"), internal auditors (the "Internal Auditors") and independent auditors (the "Outside Auditors") in these areas;
  oversee Management’s development of, and adherence to, a sound system of internal accounting and financial controls and that the Internal Auditors and the Outside Auditors objectively assess the Company’s financial reporting, accounting practices and internal controls; and
  provide an open avenue of communication between the Outside Auditors, the Internal Auditors and the Board.

The Audit Committee will adopt policies and procedures for carrying out its responsibilities. Such policies and procedures should be flexible so the Audit Committee may react to changing conditions and ensure that the Company’s internal controls and accounting and financial reporting practices meet all legal requirements and are of the highest quality.

MEMBERSHIP OF THE COMMITTEE
  The Audit Committee will consist of three or more directors, as determined annually by the Board.
  Each member of the Audit Committee must:
  not have a relationship with the Company that would interfere with the exercise of his or her independent judgment;
  be financially literate, as that qualification is interpreted by the Board, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee;
  not be or have been during the three years preceding his or her appointment to the Audit Committee an employee or non-employee executive officer of the Company or any of its Affiliates (as defined in the paragraph 303.02 of the New York Stock Exchange, Inc.’s NYSE Listed Company Manual (the "NYSE Definitions"));
  not be or have been during the three years preceding his or her appointment to the Audit Committee a partner, controlling shareholder or executive officer of an organization that has a Business Relationship with the Company unless the Board determines that the business relationship does not interfere with the Director’s exercise of independent judgment;
  not have or have had within the three years preceding his or her election to the Audit Committee a direct business relationship with the Company unless the Board determines that the relationship does not interfere with the Director’s exercise of independent judgment;
  not be employed as an executive of another corporation for which any of the Company’s executive officers serve as a member of the other corporation’s compensation committee; and
  not be an Immediate Family member, as defined in the NYSE Definitions, of an individual who is or has been during the three years preceding his or her appointment to the Audit Committee an executive officer of the Company or its Affiliates.

    At least one member of the Audit Committee must have accounting or related financial management expertise.

  The Board will exercise its business judgment to determine a director’s eligibility to serve on the Audit Committee. The Board may elect one director to the Audit Committee who is no longer an employee or non-employee executive of the Company or any of its Affiliates or an Immediate Family member of an executive officer of the Company or any of its Affiliates, but who has been so within the three years prior to the date of his or her appointment to the Audit Committee, under exceptional circumstances if the Board determines that the director’s membership on the Audit Committee is required by the best interests of the Company and its shareholders and the nature of the relationship and reasons for the determination are disclosed in the Company’s next annual proxy statement.

  MEETINGS OF THE AUDIT COMMITTEE

  The Audit Committee will meet as often as it deems appropriate to discharge its responsibilities, but shall meet at least two times each year. The Audit Committee may ask members of Management, the Outside Auditors, the Internal Auditors or others to attend any of its meetings and to provide any information it may deem appropriate.

  To the extent it deems necessary, the Audit Committee will meet with Management, the Outside Auditors and the Internal Auditors, either with all or one or more of such group being present at any meeting, to discuss matters for which the Audit Committee has responsibility.

  SPECIFIC RESPONSIBILITIES OF THE AUDIT COMMITTEE

  Selection and Oversight of the Outside Auditors.

  The Outside Auditors are ultimately accountable to the Board and the Audit Committee. The Board and Audit Committee shall select and, where appropriate, replace the Outside Auditors or nominate an independent accounting firm to be proposed in the Company’s proxy statement for shareholder approval as the Outside Auditors.
  The Audit Committee will approve the terms of the engagement and compensation of the Outside Auditors, including compensation for management advisory or other services provided to the Company by the Outside Auditors or an affiliate of the Outside Auditors.
  The Audit Committee will, as needed, evaluate the Outside Auditors and their impact on the accounting practices, internal controls and financial reporting of the Company.
  The Audit Committee shall be responsible for requiring that the Outside Auditors submit to it on a periodic basis a formal written statement delineating all relationships between the Outside Auditors and the Company, including the disclosures regarding the Outside Auditors independence required by the Independence Board Standard No. 1, as in effect from time to time.
  The Audit Committee shall be responsible for actively engaging in a dialogue with the Outside Auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the Outside Auditors and for recommending that the Board take appropriate action in response to the Outside Auditors’ report to satisfy itself of the Outside Auditors’ independence.

  Appointment and Oversight of Internal Auditors.

  The Audit Committee will review and concur in the appointment, replacement, reassignment or dismissal of the Company’s Chief Audit Executive and the compensation package for such person.
  The Audit Committee will, as it deems necessary, evaluate the Internal Auditors and their impact on the accounting practices, internal controls and financial reporting of the Company.

  Oversight and Review of Accounting Principles and Practices and Internal Controls.
  The Audit Committee will, as it deems necessary, exercise oversight of, and review and discuss with Management, the Outside Auditors and the Internal Auditors:
  the quality, appropriateness and acceptability of the Company’s accounting principles used in its financial reporting, the clarity of the financial disclosures made, changes in the Company’s accounting principles or practices, the application of particular accounting principles and disclosure practices by Management to new transactions or events;
  potential major changes in generally accepted accounting principles and the effect of those changes on the Company’s financial statements;
  changes in accounting principles, financial reporting policies and internal controls proposed to be implemented by the Company;
  significant litigation, contingencies and claims against the Company and material accounting issues that require disclosure in the Company’s financial statements;
  information regarding any "second" opinions sought by Management from an independent auditor with respect to the accounting treatment of a particular event or transaction;
  Management’s compliance with the Company’s processes, procedures and internal controls;
  the adequacy and effectiveness of the Company’s internal accounting and financial controls and the recommendations of Management, the Outside Auditors and Internal Auditors for the improvement of accounting practices and internal controls; and
  disagreements between Management and the Outside Auditors or the Internal Auditors regarding the application of any accounting principles or any other matter.

Oversight and Monitoring of the Company’s Financial Statements and Audits.
  The Audit Committee will, as it deems necessary:
  review with the Outside Auditors, the Internal Auditors and Management the audit function generally, the scope of proposed audits of the Company’s financial statements and the audit procedures to be used in those audits;
  review the audit efforts of the Outside Auditors, the Internal Auditors and Management to facilitate effective use of audit resources;
  review information regarding internal audits;
  review with the Outside Auditors and Management each set of audited financial statements and the notes to those financial statements and, with respect to the Company’s audited financial statements for the preceding fiscal year, recommend whether those audited financial statements should be included in the Company’s Annual Report on Form 10-K relating to that fiscal year; and

  discuss with the Outside Auditors any serious difficulties or disputes with Management encountered during the course of the audit.

Communications with the Outside Auditors.

  The Audit Committee will, as it deems necessary, communicate with the Outside Auditors to:
  obtain information concerning accounting principles adopted by the Company, internal controls of the Company, Management, the Company’s financial, accounting and internal auditing personnel and the impact of each on the quality and reliability of the Company’s financial reporting;
  obtain the information required to be disclosed to the Company by generally accepted auditing standards in connection with the conduct of an audit, including topics covered by SAS 54, 60, 61 and 82; and
  require the Outside Auditors to review the financial information included in the Company’s Quarterly Reports on Form 10-Q in accordance with Rule 10-01(d) of Regulation S-X of the Securities and Exchange Commission (the "Commission") prior to the Company filing such reports with the Commission and to provide to the Company for inclusion in the Company’s Quarterly Reports on Form 10-Q any reports of the Outside Auditors required by Rule 10-01(d).

Communications with the Internal Auditors.
  The Audit Committee will, as it deems necessary, communicate with the Internal Auditors to obtain information concerning accounting principles adopted by the Company, internal controls of the Company, Management, the Company’s financial and accounting personnel and the impact of each on the quality and reliability of the Company’s financial statements.

  Communications with Management.
  The Audit Committee will, as it deems necessary, communicate with Management to obtain information concerning accounting principles adopted by the Company, internal controls of the Company, the Outside Auditors, the Company’s financial, accounting and internal auditing personnel and the impact of each on the quality and reliability of the Company’s financial statements.

  Audit Committee Reports.
  The Audit Committee will prepare annually a report for inclusion in the Company’s proxy statement relating to its annual shareholders meeting. In that report, the Audit Committee will state whether it has: (i) reviewed and discussed the audited financial statements with Management; (ii) discussed with the Outside Auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as that statement may be modified or supplemented from time to time; (iii) received from the Outside Auditors the written disclosures and the letter required by Independence Standard Board Standard No. 1, as that standard may be modified or supplemented from time to time, and has discussed with the Outside Auditors, the Outside Auditors’ independence; and (iv) based on the review and discussions referred to in clauses (i), (ii) and (iii) above, recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Commission.
  To the extent such information is not included in the annual report of the Audit Committee to be included in the Company’s proxy statement relating to its annual shareholders meeting, the Audit Committee will also report at least annually to the Board on significant results of its activities and compliance with this Charter.

  Additional Responsibilities.

  The Audit Committee will:
  as it deems necessary, conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation; and
  review and approve or disapprove the Company entering into any transaction with one or more Affiliates involving in excess of $60,000.

The Charter.

The Board shall review and update this Charter annually and otherwise as circumstances dictate.

ADMITTANCE SLIP
WAL-MART STORES, INC.
Annual Meeting of Shareholders

Place:        Bud Walton Arena
                   Uniiversity of Arkansas Campus (parking on North Razorback Drive)
                   Fayetteville, Arkansas

Time:        June 1, 2001, 9:00 a.m. CDST
                  (Pre-meeting activities at 7:00 a.m.)

Casual dress is recommended.

Please present this slip at the entrance. You may bring guests, but we reserve the right to limit the number of your guests. Photographs for use in Company publications will be taken at the Annual Meeting. By attending, you waive any claim to these photographs. Camcorders or video taping equipment of any kind are expressly prohibited.

Wal-Mart Stores, Inc.
Bentonville, AR 72716
501/273-4000
Retail Internet Site: www.wal-mart.com
Corporate Internet Site: www.walmartstores.com

PROXY

WAL-MART STORES, INC. PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF THE SHAREHOLDERS OF WAL-MART STORES, INC. TO BE HELD ON June 1, 2001

    I have received the Notice of Annual Meeting of Shareholders to be held on June 1, 2001, and a Proxy Statement furnished by Wal-Mart’s Board of Directors for the Meeting. I appoint S. ROBSON WALTON, H. LEE SCOTT, JR. and DAVID D. GLASS, or any of them, as Proxies and Attorneys-in-Fact, with full power of substitution, to represent me and to vote all shares of Wal-Mart common stock that I am entitled to vote at the Annual Meeting on June 1, 2001 in the manner shown on this form as to the following matters and in his discretion on any other matters that come before the meeting. If I participate in the Wal-Mart Stores, Inc. Profit Sharing Plan or if I have a portion of my interest in the 401(k) Plan invested in Wal-Mart stock, I also direct the Trustee(s) of the respective Trust(s) to vote my stock which is attributable to my interest in each of the Plan(s) at the Meeting in the manner shown on this form as to the following matters and in the discretion of the Trustee(s) on any other matters that come before the Meeting.

RESOLVED, that the following persons are nominated for election to the Board of Directors of Wal-Mart Stores, Inc., such election to be at the Annual Meeting of Shareholders on June 1, 2001:

01 John T. Chambers, 02 Stephen Friedman, 03 Stanley C. Gault, 04 David D. Glass, 05 Roland A. Hernandez, 06 J. Paul Reason, 07 Elizabeth A. Sanders, 08 H. Lee Scott, Jr., 09 Jack C. Shewmaker, 10 Donald G. Soderquist, 11 Jose H. Villarreal, 12 John T. Walton, 13 S. Robson Walton.

(Change of Address/Comments)

___________________________

___________________________

___________________________

(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxy holders cannot vote your shares unless you sign and return this card.

FOLD AND DETACH HERE

WAL-MART STORES, INC.

Annual Meeting of Shareholders

June 1, 2001
9:00 a.m. (CDST)
(Pre-meeting activities at 7:00 a.m.)

Bud Walton Arena
University of Arkansas
Fayetteville, Arkansas

ELECTRONIC ACCESS TO WAL-MART’S FUTURE ANNUAL REPORTS AND PROXY MATERIALS

Help Wal-Mart reduce expenses and eliminate bulky materials from your mail. Sign-up for internet access to Wal-Mart’s proxy materials and Annual Report. If you enroll in this service, we will e-mail you the Annual Report and Proxy Statement on-line, along with instructions that will enable you to cast your vote. To sign-up, access http://www.econsent.com/wmt and follow the instructions indicated so that you will receive next year’s proxy materials and Annual Report electronically.

Back

6973

 X  Please mark your votes as in this example.

If this proxy is signed and returned, it will be voted in accordance with your instructions shown below. If you do not specify how the proxy should be voted, it will be voted for item 1, and AGAINST item 2.

The Board of Directors recommends a vote FOR:	The Board of Directors recommends a vote AGAINST:
FOR WITHHELD 1. Election of Directors (See reverse) FOR, except vote from the following nominee(s): __________________________________________	FOR AGAINST ABSTAIN 2. A shareholder resolution regarding standards for vendors
Change of Address/Comments (See reverse) ______

Signiture(s) ________________________________________________Date_________________________
Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

Control Number

    WAL-MART Stores, Inc. encourages you to take advantage of two convenient ways to vote your shares. If you hold your shares in your own name rather than through a broker, you can vote your shares electronically by internet or by telephone. This eliminates the need to return the proxy card.

    To vote your shares electronically you must use the control number printed above, just below the perforation. The series of numbers that appear above must be used to access the system.

    To vote over the internet: Log on to the internet and go to the voting web site

http://www.eproxyvote.com/wmt

    To vote over the telephone: On a touch-tone telephone call 1-877-PRX-VOTE (1-877-779-8683)

24 hours a day 7 days a week.

    Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

    If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.